Exhibit 99.1

Forward Industries Grows SOL Holdings by 949K to 8.5 Million

SOL in Fiscal Fourth Quarter, Increasing SOL per Share to 0.0806

Forward Industries increased SOL per Share by 42% annualized, for the quarter.

AUSTIN, TX, October 1, 2026 – Forward Industries, Inc. (NASDAQ: FWDI) (the “Company” or “Forward”), the leading Solana treasury company, today provided an update on its SOL treasury strategy for its fiscal fourth quarter ended September 30, 2026. During the quarter, Forward increased its SOL and SOL equivalent holdings by 948,601 SOL, or 13%, from 7,552,698 as of June 30, 2026 to 8,501,298 as of September 30, 2026, representing approximately 1.4% of Solana’s circulating supply.1 The SOL added during the quarter came at an average cost of $83 per SOL.2

SOL per share on a fully diluted basis increased to 0.0806 as of September 30, 2026, from 0.0730 as of June 30, 2026, representing quarterly growth of 10.4%, or approximately 42% on an annualized basis.3 While a portion of the quarter’s purchases was funded through the sale of FWDI shares, that issuance was accretive for shareholders, as the quarterly increase in SOL per share shows. The quarter also completes Forward’s first full fiscal year executing on its Solana focused strategy, over which SOL per share on a fully diluted basis grew 33% from 0.0604 as of September 30, 2025.

Forward’s investment in OnRe, the Solana-based tokenized reinsurance platform, continued to grow during the quarter. ONyc’s market capitalization increased 40.7% from approximately $203.4 million at the end of June 2026 to approximately $286.2 million as of September 30, 2026, and has grown approximately 100% since Forward’s investment in May 2026. Over the same period, the total tokenized real-world asset market capitalization on Solana grew from more than $3.3 billion to approximately $4.3 Billion.4

“This was a standout quarter for Forward, with record SOL additions far outpacing our peers and SOL per share growth of approximately 42% on an annualized basis,” said Ryan Navi, Chief Investment Officer of Forward Industries. “Our accelerating growth in both total SOL and SOL per share demonstrates the power of our disciplined capital allocation and differentiated ‘SOL++’ strategy. We are building the Berkshire Hathaway of Solana, combining access to best-in-class debt and equity capital terms with diversified yield sources and investments in high-growth ecosystem companies. Each milestone strengthens our ability to compound shareholder value.”

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Capitalization Table

The tables below present Forward’s net asset value and capitalization as of September 30, 2026. Figures are preliminary and unaudited.5

Net Asset Value Calculation	Quantity	Price	Value ($)
Total FV of SOL Treasury*	8,501,298	$118.06	$1,003,663,266
Other digital assets – FV	42,587,366	Various	$26,927,436
Cash	$7,292,000	$1.00	$7,292,000
Institutional debt	($167,500,000)	$1.00	($167,500,000)
Total net asset value			$870,382,702

* Includes SOL, fwdSOL, pledged SOL, and excludes borrowed SOL

Capitalization Table	Quantity	Price	Market Cap ($)	NAV/Sh	mNAV
Common shares	76,288,215	$7.80	$595,048,077	$11.41	0.684x
In-the-money warrants – vested	12,383,212	$0.06
In-the-money options – vested	481,497	$5.03
In-the-money options – unvested	256,667	$4.97
Restricted stock units – unvested	950,996
In-the-money fully diluted share count	90,360,587	$7.80	$704,812,579	$9.63	0.810x
Advisor and lead investor warrants	13,376,388	$0.01
Out-of-the-money warrants – vested	–
Out-of-the-money options – vested	151,896	$18.14
Out-of-the-money options – unvested	921,606	$11.90
Performance stock units – unvested	725,324
Fully diluted share count	105,535,801	$7.80	$823,179,248	$8.25	0.946x

Quarter-over-Quarter Summary

	June 30, 2026	September 30, 2026
SOL and SOL equivalents	7,552,698	8,501,298
Percent of SOL circulating supply	~1.3%	~1.4%
SOL per fully diluted share	0.0730	0.0806
Fully diluted shares outstanding	103,525,881	105,535,801
Common shares outstanding	73,846,883	76,288,215
Cash and cash equivalents	$10,965,165	$7,292,000
Institutional debt outstanding	$105,000,000	$167,500,000
Net asset value	$481,328,023	$870,382,702
mNAV (fully diluted)	0.908x	0.946x

Notes

1 “SOL Holdings” and “SOL and SOL equivalents” includes SOL, fwdSOL, and pledged SOL; and excludes borrowed SOL.

2 Average cost reflects purchased SOL and SOL earned through staking, and ascribes no cash cost to SOL earned through staking.

3 SOL per share on a fully diluted basis is total SOL and SOL equivalents divided by fully diluted shares outstanding. Annualized growth is the sequential percentage change multiplied by four.

4 Source: RWA.xyz (ONyc total asset value; Solana distributed real-world asset value, excluding stablecoins), as of September 30, 2026.

5 Figures are preliminary and unaudited and remain subject to completion of the Company’s annual audit. Net asset value is the fair value of treasury and other assets less institutional debt. mNAV is the FWDI share price divided by net asset value per share.

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About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FWDI) is a Solana focused digital asset treasury company, with the strategy to buy, hold, stake, trade, invest in, and grow SOL and SOL related digital assets, protocols and businesses. Forward’s mission is to expand and strengthen the Solana ecosystem by acquiring and staking SOL and engaging with, providing tools to and investing in the Solana network, Solana developers and Solana related projects in order to increase shareholder value. In connection with a private placement transaction in September 2025, Forward launched a digital asset treasury strategy supported by industry leading investors and operating partners including Galaxy Digital and Jump Crypto. For more information on the Company’s Solana treasury strategy, visit www.forwardindustries.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “target,” “intend,” “potential,” “should,” “continue,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company’s SOL treasury strategy and its ability to grow SOL and SOL per Share, the Company’s plan for value creation and strategic advantages, the Company’s expectations regarding the Solana ecosystem and the market for tokenized real-world assets, the performance of the Company’s investments, including its investment in OnRe, market size and growth opportunities. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the failure to realize the anticipated benefits of the digital asset treasury strategy; the extreme volatility of the price of Solana and other digital assets, including the risk of rapid and substantial declines or increases in price; the risk that preliminary and unaudited financial and operating information included in this press release may change in connection with the completion of the Company’s annual audit; the volume and timing of sales under the at-the-market offering program and of repurchases under the share repurchase program; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies and the incurrence of indebtedness; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to the performance and expected return of the companies and projects in which the Company has invested, including that such investments may decline in value or become worthless; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally, including potential changes in regulatory treatment or new regulations that could adversely affect the Company’s strategy; cybersecurity and custody risks relating to the Company’s digital asset holdings; risks relating to the treatment of digital assets for U.S. federal and state and foreign tax purposes; and other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Contact

comms@forwardindustries.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza

Elevate IR

(720) 330-2829

ir@forwardindustries.com

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